UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

                                         Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 8 – OTHER EVENTS

Item 8.01                      Other Events
Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") (NYSE:ETH) announced today that its Board of Directors has declared a change in the January record and payment date, to accelerate the record and payment date of the $0.09 per share regular quarterly cash dividend announced November 13, 2012. This dividend will now be payable to shareholders of record as of December 5, 2012 and will be paid on December 20, 2012. The Company’s Board has also declared an additional special cash dividend of $0.41 per share which will also be payable to shareholders of record as of December 5, 2012 and will be paid on December 20, 2012.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1
Press release dated November 26, 2012 announcing a change in the record and payment date of its quarterly dividend to common sharehoders previously declared, and the declaration of an additional special cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: November 26, 2012	By:	/s/ David R. Callen
David R. Callen
Vice President Finance & Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated November 26, 2012